Exhibit 99.1

LEASE

THIS LEASE AGREEMENT, made this 8 day of  May, 2006, (hereinafter, the “Lease”), by and between Security Land and Development Corporation and SLDC, LLC, whose address is 2816 Washington Road, Suite 103, Augusta, Georgia  30909, hereinafter collectively referred to as “Landlord”, and HULL/STOREY ACQUISITIONS, LLC, a Georgia limited liability company, having an address of 3632 Wheeler Road, Augusta, Georgia 30909, hereinafter referred to as “Tenant”.

WITNESSETH:

WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant the within-described property (the “Premises”) on the terms and conditions set forth herein, and

WHEREAS, SLDC, LLC owns the .79 acre parcel 077A010, and Security Land Development Corporation owns the other parcels all as identified on Exhibit A; and

WHEREAS, Tenant and Landlord have entered into that Agreement for Ground Lease of Real Estate (with a Date of Last Acceptance of  Feb. 9, 2005) (the “Agreement”).

NOW, THEREFORE, know all men by these here present that the Landlord and the Tenant covenant, warrant and agree as follows:

1.             Leased Premises and Term.  The Landlord, in consideration of the rents, covenants, and agreements hereinafter reserved and contained on the part of the Tenant to be performed, the receipt and adequacy of which is hereby acknowledged, does hereby demise and let to the Tenant and Tenant does hereby lease and take from Landlord, the Premises upon the terms and conditions herein set forth.  A more complete and accurate description of the Premises is attached hereto as Exhibit “A” and by reference made a part hereof.

TO HAVE AND TO HOLD the said Premises with the rights, privileges and appurtenances thereunto belonging or in anywise appertaining unto the said Tenant for and during an Initial Term of twenty (20) years plus the period, not to exceed one year, from the Lease Closing Date to the commencement date of the Lowe’s Lease (the “Development Period”). The date Tenant delivers a fully executed copy of this Lease to Landlord is known in this Agreement as the “Lease Closing Date” and herein as the Lease Closing Date or the “Base Annual Rent Commencement Date.” The Initial Term of this Lease commences upon the Base Annual Rent Commencement Date.

Possession of the Premises shall be given to the Tenant on the Lease Closing Date. The Premises shall be unoccupied and free of any lease to or other right of possession or claim of right of possession by any party.

2.             Extension.             Tenant shall have the right to extend this Lease for six (6) extended terms of five (5) years each (the “Renewal Terms”), each upon the same terms and conditions herein provided. Said rights of extension must be exercised by Tenant giving written notice to Landlord of its election to extend the term of this Lease, which notice must be given at least one hundred eighty (180) days prior to the expiration of the then current term. Anything contained in this Article 2 to the contrary notwithstanding, this Lease shall not expire or terminate (except at the end of the final Renewal Term) without receipt by Tenant of written notice from Landlord advising that the current term is about to expire and that an extension right is available to Tenant (the “Landlord Notice of Expiration”). The Landlord Notice of Expiration shall be given to Tenant at least forty five (45) days prior to the expiration of the then current term, and Tenant shall have the right to exercise the next option at any time during the forty five day notice period. In the event Tenant subleases to Lowe’s, then this Lease shall automatically extend throughout the term of the Lowe’s Lease (and all rights of extension thereof), notwithstanding Tenant’s or Landlord’s failure to give the notices provided for herein, unless Tenant shall have furnished to Landlord written notice of non-extension prior to the end of the then current term.

3.             Rental.  In consideration of the leasing of the Premises to the Tenant, the Tenant covenants, stipulates and agrees to pay to the Landlord during the term of this Lease rental for the Premises as follows:

Commencing on the Base Annual Rent Commencement Date, and continuing on the 10th day of each month thereafter, through the Development Period, the Initial Term and any Renewal Terms, Base Annual Rental hereunder shall be payable in monthly installments in advance on the 10th day of each month as follows, provided however, that if the Base Annual Rent Commencement Date does not fall on the 10th day of a calendar month, the Base Annual Rent payable on the Base Annual Rent Commencement Date shall abate pro rata:

Commencing with	Annual Rent	Monthly Rent
Base Annual Rent Commencement Date:	$250,000	$20,833	[½ of Initial Rent]
Day Following Expiration of Development Period (beginning of Lease Year 1):	$500,000	$41,667	[Initial Rent]
Beginning of Lease Year 6:	$525,000	$43,750	[5% increase]
Beginning of Lease Year 11:	$551,250	$45,938	[5% increase]
Beginning of Lease Year 16:	$578,813	$48,234	[5% increase]
Beginning of Lease Year 21 (Option 1):	$636,694	$53,058	[10% increase]
Beginning of Lease Year 26 (Option 2):	$700,364	$58,364	[10% increase]
Beginning of Lease Year 31 (Option 3):	$770,400	$64,200	[10% increase]
Beginning of Lease Year 36 (Option 4):	$847,440	$70,620	[10% increase]
Beginning of Lease Year 41 (Option 5):	$932,184	$77,682	[10% increase]
Beginning of Lease Year 46 (Option 6):	$1,025,403	$85,450	[10% increase]

Any rental payment not received within fifteen (15) days of the due date shall bear a one (1) time late charge of two and one half percent (2.5%) of the rental payment.

4.             Tenant to Pay Rent.  The Tenant shall, during the term hereby granted, pay to the Landlord the net rent herein reserved and such additional other sums as may become payable by reason of any of the covenants herein contained on the Tenant’s part to be performed, at the times and in the manner limited and prescribed herein for the payment thereof.

5.             Demolition/Commencement of Construction.               There is currently a brick clad office building located on a portion of the Premises (the “Relocation Building”). Provided the Relocation Building has been removed within ninety days after the Lease Closing Date, Landlord shall retain ownership of same. If the Relocation Building has not been removed from the Premises within ninety days, then it shall be deemed abandoned to Tenant and shall be Tenant’s sole property. Tenant shall thereafter be entitled to demolish any and all improvements or facilities located on the Premises and to incorporate the Premises into the overall improvements to be constructed by Tenant on the Premises. Upon expiration or termination of this Lease, and provided Tenant’s Leasehold Mortgagee has not requested a new lease in accordance with Article 18 hereof, Tenant agrees that Landlord may demolish any buildings and improvements on the Premises.

6.             Use of the Premises.  Tenant may use the Premises for any lawful purpose. Tenant or Tenant’s Anchor Tenant may elect to subject the entire project to a Declaration of Covenants, Conditions and Restrictions (the “Declaration”). Landlord agrees to execute said Declaration in the form approved by Tenant and Tenant’s Anchor Tenant.

7.             Assignment.  Tenant may assign this Lease to Lowe’s Home Centers, Inc. or another holding company designated by Lowe’s (provided the Tenant obligations shall be guaranteed by Lowe’s Companies, Inc.) or to any Leasehold Mortgagee as security for any leasehold mortgage (provided the Leasehold Mortgagee shall be a national banking association (e.g. Wachovia, SouthTrust, Regions, SunTrust, etc.) or a regional bank (e.g. Georgia Bank & Trust, First Bank, etc.) or to an insurance company or securitized lender (e.g. MONY, CDC Mortgage, Lehman Brothers, etc.) and to its Anchor Tenant, and its corporate successors by merger), without the consent of the Landlord. Likewise, Tenant may create a limited liability company to own and develop the Premises, and Tenant may assign its interest in this Lease and the Premises to said limited liability company provided it has entered into an agreement to assign the Lease and convey the improvements to a company whose performance is guaranteed by Lowe’s Companies, Inc. Any other assignment shall be with Landlord’s reasonable approval.

Landlord may only assign, transfer, convey, encumber or grant a security interest in its interest in this Lease or its leased fee title to the land which is the subject matter of this Lease only upon the following conditions:

(a)           Such conveyance or encumbrance shall have no effect whatsoever on the validity of or the priority of this Lease; and

(b)           Any mortgage of the Premises entered into by Landlord and any recognition, non-disturbance or attornment agreement entered into between Tenant and any mortgagee of the leased fee shall contain a provision whereby in the event of a foreclosure or deed in lieu thereof, Tenant shall be notified and shall have sixty (60) days during which period it may purchase the leased fee interest for the outstanding principal amount of the debt plus unpaid interest through the date of closing at the ordinary interest rate under the note and without penalty or make whole premium or other yield maintenance amount.

(c)           At any time during the term of the Lease and upon Landlord giving not less than 60 days notice to Tenant, Landlord may offer to sell the Premises to Tenant for a purchase price stated in the notice by a transferable and recordable General Warranty Deed, to convey good and marketable title in fee simple, free and clear of all liens, encumbrances and other exceptions to title except those exceptions which are specifically permitted under the provisions of Article 4 herein (the “Sale Offer”). In the event Tenant accepts the Sale Offer, then Landlord shall pay for all documentary stamps on the deed and shall pay all transfer and conveyance taxes and fees. In the event Tenant declines the Sale Offer, then Landlord may thereafter sell the property but only for a purchase price equal to or greater than that offered in the Sale Offer. Landlord may make subsequent additional Sale Offers to Tenant at lesser purchase prices.

(d)           The assignee, transferee, secured party or other recipient of the transfer of Landlord’s interest in this Lease or its leased fee title to the land which is the subject matter of this Lease, shall execute and deliver to Tenant, Tenant’s Anchor Tenant and Tenant’s Mortgagee, if any, an appropriate Recognition/Subordination, Non-Disturbance and Attornment Agreement, fully recognizing the validity and priority of and agreeing to be bound by the terms of this Lease (including the obligation to sell the Premises to Tenant pursuant to the Sale Offer) and the rights and benefits afforded Tenant, Tenant’s Anchor Tenant, Tenant’s Mortgagee and Tenant’s Successors in Title and Tenant’s Sublessees or assigns hereunder.

8.             Ordinances and Maintenance.  Tenant shall, at its own cost and expense, promptly observe and keep all laws, rules, orders, ordinances and regulations of the federal, state and city governments and any and all of their departments and bureaus and those of any other competent authority applicable to the Premises; and shall promptly comply with all laws, rules, orders, regulations and requirements of the Board of Fire Underwriters or any similarly constituted body, and will use no part of said Premises for any unlawful purposes.  If, however, the Tenant in good faith, shall desire to contest any laws, rules, orders, ordinances or regulations of the federal, state, city or other competent authority requiring repairs, alterations or changes in the Premises or in any building at any time situated thereon, Tenant may contest same, and it shall not be required to make such repairs, alterations, or changes so long as it shall, in good faith, at its own expense, contest the same or the validity thereof by appropriate proceedings, and any such delay of the Tenant in complying with any such laws, rules, orders, ordinances and regulations until final determination of such disputed matter shall not be deemed a default in the conditions of this Lease; and Landlord hereby appoints Tenant his agent and attorney-in-fact with full power and authority, in its own name and/or in the name of the Landlord, to contest any such laws, rules, orders, ordinances or regulations which Tenant, shall, in good faith, desire to contest, and further agrees to execute such instruments, and give Tenant such assistance in connection with such contest as shall be necessary, reasonable and proper, at no cost or expense to Landlord; however, Tenant’s time to comply hereunder shall not be so extended if Landlord shall be threatened with fine or imprisonment. Tenant shall hold Landlord harmless of all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, including reasonable counsel fees, that may in any manner arise out of or be imposed because of the failure of the Tenant to comply with any law, rule, order, ordinance or regulation as aforesaid.

Except as disclosed in the Agreement, Landlord hereby represents and warrants to Tenant that the Premises has not been used or operated in any manner for the storage, use, treatment, manufacture or disposal of any Hazardous Materials (hereinafter defined), and the Premises does not contain any Hazardous Materials.  For purposes hereof, the term “Hazardous Materials” means (i) any “hazardous wastes” as defined by the Resource, Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et. seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any “hazardous, toxic or dangerous waste, substance or material” specifically defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called “superfund” of “superlien” law, or any other federal, state or local statute, law ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, and specifically identified and known as a hazardous, toxic or dangerous waste, substance or material.

Tenant hereby represents and warrants to Landlord that Tenant will not use or operate the Premises in any manner for the storage, use, treatment, manufacture or disposal of any Hazardous

Materials (hereinabove defined) during the term of this Lease or any extended term thereof except for lawful use in the ordinary course of the business of Tenant and its subtenants.

9.             Landlord Protected from Claims or Damages.  The Tenant, from and after the date of commencement of the Initial Term of this Lease and throughout the Lease term as the same may from time to time be extended, will hold the Landlord harmless against any and all claims, suits, damages, causes of action for damages, or costs and expenses (including reasonable attorney’s fees and costs), including without limitation, any injury or damage resulting from omission or negligence  arising out of the use and occupancy of the Premises by the Tenant or persons holding under the Tenant, its employees, agents, servants, contractors and materialmen and subcontractors and materialmen, and against any orders or decrees of judgment which may be entered therein, brought for damages or alleged damages resulting from such use and occupancy of the Premises and improvements thereon during the term hereby demised, or upon the sidewalks, steps, railings and approaches appurtenant thereto by any person or persons whatsoever.

10.           Tenant to Discharge Mechanics’ Liens.  If any mechanics’ or other liens or orders for the payment of money shall be filed against the Premises or any improvement thereon by reason of, or arising out of any labor or material furnished to, or for the Tenant at the Premises or for or by reason of any change, alteration or addition, by Tenant, or the cost or expense thereof, or any contract relating thereto, or against the Landlord as leased fee owner thereof by reason of such work or contract relating thereto, or against the Landlord as leased fee owner thereof by reason of such work or contract of Tenant, the Tenant shall within sixty (60) days  cause the same to be canceled and discharged of record, by bond or otherwise, at the election and expense of the Tenant, and shall also defend on behalf of the Landlord, at the Tenant’s sole cost and expense, any action, suit or proceeding which may be brought thereon or for the enforcement of such lien, liens or orders, and the Tenant will pay any damages and discharge any judgment entered therein and hold harmless the Landlord from any loss, claim or damage resulting therefrom, including reasonable attorney’s fees .

11.           Insurance.             Tenant or Tenant’s Sub-Tenant shall maintain throughout the term of this Lease a policy for the Premises of commercial general liability insurance with combined single limit coverage of not less than One Million Dollars ($1,000,000.00) per occurrence, with such deductible or self-insured amount as Tenant or Tenant’s Sub-Tenant may elect, so long as Tenant’s or Tenant’s Sub-Tenant’s, if said Sub-Tenant is providing said insurance, net worth exceeds One Hundred Million Dollars ($100,000,000.00).

12.           Real Estate Taxes and Special Assessments.  Landlord shall notify, authorize and direct the taxing authority and collector to send to Tenant all tax bills and assessments, or Landlord shall timely forward to Tenant all such tax bills and assessments on the Premises.  Tenant covenants and agrees to pay or have paid, beginning on the date following the date on which complete possession of the Premises has been delivered to Tenant and thereafter throughout the term of this Lease, before any fine, penalty or costs are added thereto for non-payment thereof, all levies, real estate taxes, ad valorem taxes, water and sewerage charges and similar charges and to make all payments on account of special or general assessments against the Premises for local improvements as hereinafter provided (all of which are referred to in this Lease as “Taxes” or “Tax”) which are levied or assessed against the Premises and the improvements thereon, or any part thereof, and which may become payable during the term as aforesaid, whether such Taxes are ordinary or extraordinary, when they shall respectively become due and payable, to the end that the Landlord shall receive the cash rent herein specified free and clear of all Taxes which accrue and become payable during the term of this Lease and any extension thereof.  Such Taxes for the year in which the Lease ends shall be prorated between Landlord and Tenant as of the ending date; provided, however, that the Tenant shall not be chargeable with, nor obligated to pay, any income, inheritance, devolution, gift, franchise, corporate, capital levy or estate tax which may be at any time levied or assessed against or become a lien upon the Premises or the rents payable hereunder, but Landlord at its own cost and expense covenants and warrants to discharge same so as to keep the Premises free of the liens of same.  Upon Landlord’s failure to do so, Tenant may pay the same and deduct the total thereof from the rent payments until Tenant shall be fully reimbursed for monies so advanced, it being the intent hereof that Tenant shall be liable for the payment of such Taxes as are commonly known as real estate taxes or assessments, and as are assessed in respect of the real estate as such.

If there are any Taxes assessed against the Premises and payment thereof is permitted or provided to be made in installments over a period of years, Tenant shall be obligated to pay only those installments which are required to be paid during its tenancy, but Tenant shall not be obligated to pay and Landlord shall cause to be paid any installment of such Taxes, which at the commencement of this Lease term shall be in arrears.  All Taxes for the respective tax fiscal years in which the term of this Lease shall commence and terminate, and whether or not the same have become liens upon the Premises, shall be apportioned as of the commencement of this Lease and as of the date of termination hereof, respectively, so that Tenant shall pay for only those portions of said respective fiscal tax years as are encompassed within the term of this Lease and any extensions thereof. Written evidence of the payment of said Taxes and special assessments shall be furnished by the Tenant to the Landlord upon Landlord’s written request therefor.

If the Tenant, in good faith, shall desire to contest the validity or amount of any Tax herein agreed to be paid by it, it shall not be required to pay, discharge or remove such Tax so long as it shall, in good faith, at its own expense, contest the same or the validity thereof by appropriate proceedings, in the name of the Landlord, if necessary.  So long as Tenant shall continue to contest such Tax, any lien imposed on the property for failure to pay such Tax shall not be deemed a breach of the covenant against liens.  Landlord shall cooperate in all respects with Tenant in contesting any such Tax or lien, provided however that Landlord shall incur no cost or expense in connection with same and Tenant shall indemnify and hold harmless the Landlord from and against all losses, claims, suits, liens, judgments, costs and expenses (including reasonable attorney’s fees and costs) that may at any time be incurred by, imposed upon, or asserted against Landlord arising out of the contest of any such tax lien.  Anything contained in this paragraph notwithstanding, Tenant shall pay and discharge any such contested tax promptly, (a) upon final resolution of any such contest or appeal and in all cases prior to the same being reduced to judgment by the taxing authority, or (b) in the event that the nonpayment of such taxes subjects the property to forfeiture, or (c) causes proceedings for collection or sale of the property to be instituted, or (d) causes a lien to be placed on or threatened to be placed on the assets of Landlord, or (e) causes criminal proceedings to be instituted or (f) results in a default being declared by Landlord’s mortgagee.

The Landlord further covenants and agrees that if there shall be any refunds or rebates on account of any Tax paid by the Tenant under the provisions of this Lease, such refund or rebate shall belong to the Tenant, and the Landlord will, upon request of Tenant, sign any receipts which may be necessary to secure the payment of any such refunds or rebate, and will pay over to Tenant such refund or rebate received by the Landlord.

13.           Alterations and Easements.  Tenant shall have the right and privilege at all times during the continuance of this Lease to make, at its own expense, such changes, improvements, alterations and additions to the Premises as Tenant may desire including the demolition of any structure.  Landlord agrees to cooperate with Tenant in securing such building or other permits as may be necessary to accomplish any of the work under the provisions of the paragraphs of this Lease relating to construction, alterations and/or improvements to be constructed.

14.           Condemnation.  From and after the Lease Closing Date, Tenant shall bear the risk of condemnation of its leasehold estate. Tenant shall be entitled to any award made by reason of expropriation of Tenant’s improvements on the Premises, or any part thereof, by public or quasi-public authority, and Tenant shall be entitled to seek an award from the condemning authority for damages to its leased interest created hereby.  Landlord shall be entitled to receive any award made or allocated by the condemning authority by reason of expropriation of Landlord’s underlying leased fee interest in the Premises; however, the monthly rental payable from Tenant to Landlord from and after the date the condemnation is filed shall be reduced by eight (8%) percent of the amount awarded to Landlord. Landlord shall be entitled to seek an award from the condemning authority for damages resulting from termination or modification of this Lease.

15.           Default Clause.  (i)  If the Tenant shall default in the payment of rent on the date of payment as hereinabove provided (and if such default shall continue for a period of twenty (20) days, after receipt by Tenant of written notice thereof), or (ii) (except as otherwise herein provided) in the event that Tenant shall default or fail in the performance of a covenant or agreement to be performed by it under this Lease, and such default shall not have been cured for a period of thirty (30) days after receipt by Tenant of written notice, or if such default cannot with due diligence be cured within thirty (30) days after receipt by Tenant of written notice, and Tenant shall not have commenced the remedying thereof within such period or shall not be proceeding with due diligence to remedy it (it being intended in connection with a default not susceptible of being cured by Tenant with due diligence within thirty (30) days, that the time within which to remedy same shall be extended for such period as may be necessary to complete same with due diligence), or (iii) if the Tenant shall make an assignment for the benefit of creditors or file a voluntary petition in bankruptcy or be adjudicated a bankrupt or insolvent by any court, or file a petition for reorganization or an arrangement under the Federal Bankruptcy Code or any State Insolvency Act, or a receiver or trustee for its property shall be appointed in any proceeding other than a bankruptcy proceeding, and such appointment shall not be vacated within ninety (90) days after it has been made, then in addition to all other rights and remedies provided for under this Lease, at law or in equity, after service of written notice informing Tenant of termination of this Lease in ten (10) days, at the end of the tenth day, it shall be lawful for the Landlord, to terminate this Lease and to enter into said Premises or any part hereof, and expel the said Tenant or any person or persons occupying said Premises, and so to repossess and enjoy the said Premises; provided, however, that if any voluntary or involuntary proceeding for a reorganization or an arrangement is instituted, and no application is made in any such proceeding and no relief is requested therein by the Tenant to reject this Lease, or to reform or recast the same or for any change, modification or alteration of any of the terms, covenants and conditions of this Lease or to relieve the Tenant from the punctual payment of the rent or other charges required to be paid by Tenant under this Lease, and if all rent and other charges due from Tenant under this Lease are paid within ten (10) days after the notice from Landlord to Tenant hereinbefore provided for, and all of the terms, covenants and conditions of this Lease required to be performed by Tenant are promptly performed and complied with within thirty (30) days after written notice of any non-performance thereof, or if a default by reason of such non-performance cannot with due diligence be cured within thirty (30) days after receipt by Tenant of such written notice, if Tenant shall have commenced the remedying thereof within such period or shall be proceeding with due diligence to remedy it (it being intended in connection with a default non-susceptible of being cured by Tenant with due diligence within thirty (30) days that the time within which to remedy same shall be extended for such period as may be necessary to complete same with due diligence), then this Lease shall not be so terminated, but shall continue in full force and effect, provided however, nothing herein contained shall modify the rights of the Landlord or the obligations of the Tenant with respect to this Lease under the Federal Bankruptcy Code in the event of the filing of a petition thereunder by the Tenant.

Simultaneously with the sending of notice of default to Tenant as above-mentioned, Landlord shall send a copy of such notice by registered mail, return receipt required, the Anchor Tenant of Tenant and the record holders of any leasehold mortgage that shall affect the Premises (sometime referred to herein as “Leasehold Mortgagee”), provided such parties have registered their names and addresses with the Landlord prior to any such default.  Any anchor tenant of Tenant, or the holders of any leasehold mortgage shall be entitled to effect a cure of any default of Tenant hereunder upon the same terms and conditions as provided herein for cure by Tenant and such cure shall be of the same effect as if Tenant had cured the default in a timely manner.  (See also Article 18, Fee and Leasehold Mortgages, of this Lease for further exposition of the issues raised hereunder.)

Should the Lease term at any time be terminated under the terms and conditions hereof, or in any other way, the Tenant hereby covenants and agrees to surrender and deliver the Premises peaceably to the said Landlord immediately upon the termination of said term and the improvements, if any, in broom clean condition, free and clear of all refuse and debris.

In the event of termination of this Lease pursuant to the provision of this Article 15, the Tenant shall remain liable for the equivalent of the amount of all net rent reserved herein less any amounts received by Landlord from reletting, if any, after deducting therefrom the reasonable cost of obtaining possession of the premises and of any repairs and alterations necessary to repair them for reletting. Any and all monthly deficiencies so payable by the Tenant shall be paid monthly on the date herein provided for the payment of rent and any amount not so paid shall bear interest at the lesser of 8% per annum or the maximum legal rate.

16.           Notices.  Any notice which, under the terms of this Lease or by any statute or ordinance now or hereafter in force, may or must be given shall be effective only if given by receipted courier mail, registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

To Landlord:	SECURITY LAND AND DEVELOPMENT CORPORATION
2816 Washington Road, Suite 103
Augusta, Georgia 30909

To Tenant:	HULL/STOREY ACQUISITIONS, LLC
3632 Wheeler Road
Augusta, Georgia 30909

To Leasehold Mortgagee(s):	To such initial address as Tenant shall designate by

To Anchor Tenant(s):	To such initial address as Tenant shall designate by notice to the Landlord.

17.           Certifications.      Each party shall, without charge at any time and from time to time, but not more often than two (2) times per calendar year, within forty five (45) days after request by the other party, certify by written instrument duly executed, acknowledged and delivered to the requesting party, any subtenant, assignees of this Lease, any Mortgagee, purchaser or any proposed purchaser, or any other person, firm or corporation specified by the requesting party the following:

(a)           That this Lease is unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified and stating the modifications);

(b)           The dates, if any, to which the rental and other charges hereunder have been paid and the dates, to which, if any, such aforesaid rentals and charges have been paid in advance;

(c)           Whether or not there are then existing any set offs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof on the part of the requesting party, to be performed or complied with and, if so, specifying same;

(d)           Whether the Tenant has or has not, as the case may be, faithfully and duly made all payments then and theretofore due to Landlord and whether the party receiving such request knows or does not know, as the case may be, of any default by the other party in the due performance by such party of all covenants, conditions and agreements on  such party’s part to be performed; or

(e)           Such other information concerning this Lease as the requesting party, any subtenant, assignee of this Lease, any Mortgagee, assignee of any mortgage, or any proposed mortgagee, purchaser or any other person, firm or corporation specified by the requesting party, may reasonably request.

In addition, within ten (10) days of request by Tenant, Tenant’s Leasehold Mortgagee or Tenant’s Anchor tenant, Landlord shall execute and deliver Recognition, Non-Disturbance and Attornment Agreements and within ten (10) days of request by Landlord or Landlord’s Mortgagee, Tenant shall execute and deliver Recognition, Non-Disturbance and Attornment Agreements.

18.           Fee and Leasehold Mortgages.

(a)           Fee Mortgages.  Except for the mortgages permitted in this Article and in Article 7 hereof, Landlord covenants, warrants and agrees that throughout the entire term of this Lease (including all extensions thereof), Landlord will not execute any mortgage or create or suffer any other lien which shall be superior to this Lease and any amendments thereof, or to the rights of the Tenant, its successors or assigns except if the lienholder enters into a nondisturbance agreement in a form acceptable to Tenant and its leasehold mortgagee whereby Tenant’s occupancy of the Premises shall not be disturbed by the lienholder provided it continues to perform the Tenant obligations and pay the rent reserved hereunder.

(b)           Leasehold Mortgages.  Tenant shall have the absolute right to mortgage the leasehold interest herein demised and assign this Lease and all subleases to any Leasehold Mortgagee upon such terms and conditions as the Tenant shall determine, and to enter into any extensions, modifications or amendments of any such leasehold mortgage (provided the Leasehold Mortgagee is a national banking association – like Wachovia or Regions or SouthTrust, or a regional or state bank – like First Bank or Georgia Bank & Trust, or an institutional lender – like New York Life or MONY life insurance companyor TIAA CREFF, or a mortgage securitizer – like Lehman Brothers or CDC Mortgage or GMAC Financing, but not an individual).

If Tenant, its successors or assigns, shall mortgage the leasehold interest herein demised, then, as long as any such leasehold mortgage shall remain unsatisfied of record, the following provisions shall apply notwithstanding anything else to the contrary contained in this Lease and any pertinent paragraphs of this Lease shall be determined to be amended so as to provide as follows:

(i)            There shall be no cancellation, surrender or modification of this Lease or attornment to any subtenant without the prior written consent of the Leasehold Mortgagee.

(ii)           Provided the Leasehold Mortgagee shall register with the Landlord his or its name and address, any notice of default or other material notice by Landlord to Tenant shall also be given to the Leasehold Mortgagee by registered, certified mail or receipted courier delivery.

(iii)          In the event Tenant shall be in default hereunder, the Leasehold Mortgagee shall, within the period and otherwise as herein provided, have the right to remedy such default, and Landlord shall accept performance by or at the instigation of the Leasehold Mortgagee as if the same had been done by Tenant.  No default on the part of the Tenant (except for non-payment of rent) shall be deemed to exist if steps shall in good faith have been commenced by Tenant or the Leasehold Mortgagee to rectify the same and shall be prosecuted to completion with diligence. Tenant hereby constitutes and appoints the Leasehold Mortgagee, its agent and attorney-in-fact with full power, in Tenant’s name, place and stead, and at Tenant’s cost and expense, to enter upon the Premises and make repairs, remove any violations of law, statutes, ordinances or rule or regulation of governing authorities, and to otherwise perform any of Tenant’s obligations under this Lease, so long as Tenant is in default.

(iv)          While such leasehold mortgage remains unsatisfied of record, if an event or events shall occur which shall entitle Landlord to terminate this Lease, and if (i) before the expiration of thirty (30) days after the date of service of notice of termination under this Lease, such Leasehold Mortgagee shall have paid to Landlord all rent and other payments then in default, and (ii) before the expiration of sixty (60) days after the date of service of notice of termination under this Lease, such Leasehold Mortgagee shall have complied or shall be engaged in complying with and is diligently pursuing to completion all other requirements of this Lease, if any, then Landlord shall not be entitled to terminate this Lease and any notice of termination theretofore given shall be void and of no effect.

(v)           In the event of the termination of this Lease prior to the natural expiration of its then current term due to default of Tenant, or by operation of law, Landlord shall serve by registered mail upon the Leasehold Mortgagee written notice of such termination, together with a statement of any and all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, then known to Landlord.  So long as the Leasehold Mortgagee cures all monetary defaults within thirty (30) days of receipt of such notice or termination and continues to pay all rent and other sums which would be due under the Lease, such Leasehold Mortgagee shall thereupon have the option to obtain a new lease in accordance with and upon the following terms and conditions:

(A)          Upon the written request of the Leasehold Mortgagee made within sixty (60) days after service of such notice of termination, Landlord shall enter into a new lease of the Premises with such Leasehold Mortgagee, or its designee, as in clause (B) provided.

(B)           Such new lease shall be effective as of the date of termination of this Lease, and shall be for the remainder of the term of this Lease and at the rent and upon all the agreements, terms, covenants and conditions hereof, including the covenants pertaining to Tenant’s right to extend or renew the term of this Lease. Upon the execution of such new lease, the Tenant named therein shall pay any and all sums which would at the time of its execution be due under this Lease but for the termination as aforesaid, and shall remedy any existing defaults under this Lease and shall pay all expenses, including reasonable counsel fees, court fees, court costs and disbursements incurred by Landlord in connection with such defaults and termination, the recovery of possession of the Premises, and the preparation, execution and delivery of such new lease, except that with respect to any default which cannot be cured by such Tenant until it obtains possession, such Tenant shall have a reasonable time after it obtains possession to cure such default, provided that said Tenant shall first agree in writing, to proceed diligently to remedy such default after it obtains possession of the Premises.

(vi)          If Landlord shall elect to terminate this Lease by reason of default described in subdivision (iii) of Article 15, hereof, the Leasehold Mortgagee shall not only have and be subrogated to any and all rights of Tenant with respect to the curing of any default and have the right to obtain a new lease as above provided, but shall also have the right to postpone and extend the specified date for the termination of this Lease as fixed by the Landlord in a notice of termination given pursuant to the applicable provision of this Lease, for a period of not more than six (6) months (subject to extension as provided below); provided the Leasehold Mortgagee shall (a) within thirty (30) days of receipt of notice of termination of this Lease cure all defaults which may be cured by the payment of a sum of money, (b) thereafter throughout the term of said postponement or extension, pay to Landlord such amounts as are from time to time due to Landlord from Tenant pursuant to this Lease, (c) within forty-five (45) days of receipt of notice of termination of this Lease undertake to cure any other existing default of Tenant excepting a default described in subdivision (iii) of Article 15 of this Lease, and (d) forthwith initiate steps to acquire Tenant’s interest in this Lease by foreclosure of its mortgage or otherwise.  Such right shall be exercised by the Leasehold Mortgagee’s giving Landlord notice of the exercise of the same and curing all defaults which can be cured by the payment of the sum of money as provided above. If, before the date specified for the termination of this Lease as extended by such Leasehold Mortgagee, Tenant shall be duly removed from possession, and if an assumption of performance and observance of the covenants and conditions herein contained on the Tenant’s part to be performed shall be delivered to the Landlord by the Leasehold Mortgagee, then and in such event the default under this Lease shall be removed; and provided, further, that if at the end of said six (6) months’ period such Leasehold Mortgagee shall be actively engaged in steps to acquire Tenant’s interest herein, the time for such Leasehold Mortgagee to comply with the provisions of this Article shall be extended for such period as shall be necessary to complete such steps with diligence and continuity, so long as Leasehold Mortgagee pays to Landlord throughout the term of said postponement or extension, such amounts as are from time to time due to Landlord from Tenant pursuant to this Lease.

(vii)         Any payment to be made or action to be taken by a Leasehold Mortgagee hereunder as a prerequisite to obtaining a new lease or keeping this Lease in effect shall be deemed properly to have been made or taken by the Leasehold Mortgagee if such payment is made or action taken by a nominee or agent of such Leasehold Mortgagee.

(viii)        No Leasehold Mortgagee shall become personally liable under the agreements, terms, covenants or conditions of this Lease unless and until it becomes and then only for as long as it remains, the owner of Tenant’s leasehold estate. Upon either a repudiation of the Lease by the Leasehold Mortgagee or any assignment of this Lease by the Leasehold Mortgagee, the Leasehold Mortgagee shall be relieved of any further liability which may accrue hereunder from and after the date of such repudiation or assignment (it being the intention of the parties that once the Leasehold Mortgagee shall succeed to Tenant’s interest hereunder, the repudiation or any and all subsequent assignments, by such Leasehold Mortgagee or its successor(s), shall effect a release of the liability of the preceding Leasehold Mortgagee).

(ix)           Effective upon the commencement term of any new lease executed pursuant to paragraph (v) of this Article, all subleases, if any, shall be assigned and transferred without recourse by Landlord to the Tenant under such new lease.

(x)            The Leasehold Mortgagee shall be named as an insured, as its interest may appear, in all policies and certificates of fire and hazard insurance carried by the Tenant pursuant to the provisions hereof, any anchor tenant lease or the leasehold mortgage. The Leasehold Mortgagee shall pass upon the adequacy and sufficiency of all insurance coverages carried by the Tenant and of the insurers and may require the Tenant to carry insurance in such amounts as it may reasonably require and for such coverages and with such carriers as it may reasonably approve.  The originals of the policies of such insurance shall be held by the Leasehold Mortgagee. In such event, certificates thereof shall be delivered to the Landlord.  The proceeds of such insurance in case of loss shall be paid to and deposited with a depository as may be agreed upon by the Tenant and Leasehold Mortgagee and any shortage of funds necessary to repair or restore shall also be deposited by Tenant.  The depository shall disburse such funds as agreed by Tenant and Tenant’s anchor tenant on approval of the Leasehold Mortgagee subject to the approval of the Leasehold Mortgagee of all plans and specifications for repair and restoration. The Tenant does hereby nominate and appoint the Leasehold Mortgagee, its agent and attorney-in-fact in the Tenant’s name, place and stead, to file proofs of claim, settle and adjust any losses or claims arising under any policy of insurance carried by the Tenant pursuant to the provisions hereof, any anchor tenant lease or leasehold mortgage. All the terms and provisions of Article 11 (Insurance), and all insurance terms and provisions of any anchor tenant lease and leasehold mortgage are hereby incorporated into and made a part of this Paragraph (x), by reference, except as the same are inconsistent with the provisions hereof, and shall not pertain to premises liability policies or certificates naming the Landlord as an insured.

(xi)           The parties hereto shall give the Leasehold Mortgagee notice of any condemnation proceedings affecting the Premises.  The Leasehold Mortgagee shall have the right to intervene and be made a party to any such condemnation proceedings, and the parties hereto do hereby consent that the Leasehold Mortgagee may be made such party or intervenor.  The Tenant’s interest as provided in Article 14 hereof in any award or damages for such taking is hereby set over, transferred and assigned by the Tenant to the Leasehold Mortgagee to the extent of the balance of any principal, interest or other payments due or which shall thereafter accrue or become due to the Leasehold Mortgagee.

19.           Landlord’s Title.  Landlord warrants and represents to Tenant that the Landlord is lawfully seized of the entire Premises and has fee simple title to the Premises; that the same is subject to no encumbrances, liens or defects in title, or leases or tenancies or agreements affecting the rights granted to Tenant in this Lease or which do not materially adversly affect Tenant’s use of the Premises.  Landlord covenants and warrants that Landlord has full right and lawful authority to enter into this Lease for the full term aforesaid, and any extensions thereof as herein provided, and that subject to the terms of this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises throughout the Lease term and any extensions thereof. Landlord does not warrant that the Premises are suitable for any of Tenant’s proposed or intended uses. In the event that the Premises are subject to any pre-existing mortgage liens which are to remain in effect after execution and delivery of this Lease, fully executed Subordination, Non-Disturbance and Attornment Agreements are attached hereto subordinating said pre-existing mortgage liens to the terms hereof.

20.           Triple-Net Lease. It is understood and agreed between the Landlord and Tenant that this is a “triple-net Lease”, and that the Tenant, after it receives complete possession of the Premises and thereafter during the period hereof, is to do all things and make all payments connected with or arising out of any occupancy of the Premises or any part thereof, or its appurtenances, appliances and utilities, and that under no condition or contingency is the Landlord to be called upon to do or perform any act or acts or be subject to any liabilities or responsibilities or to make payments with respect to the Premises or any part thereof, except as otherwise provided herein.

21.           Intentionally Omitted.

22.           Title to Improvements.  It is understood and agreed that any improvements erected on the Premises, together with the furniture, furnishings and equipment therein, shall remain the property of the Tenant so long as this Lease or extension thereof shall continue in force and effect and so long as any replacement lease shall continue in full force and effect. Landlord shall execute such Landlord lien waivers and waivers of distraint as requested by Tenant from time to time.

23.           Holding Over.  In the event the Tenant shall continue to occupy the Premises after expiration of the demised term, such holding over shall be deemed to constitute a tenancy from month to month on the same terms and conditions as herein provided and in no event shall the tenancy be deemed to be one from year to year.

24.           Article Headings.  The Article headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provision of this Lease.

25.           Short Form of Lease.  The parties agree that they will, at any time at the request of either one, promptly execute duplicate originals of an instrument in recordable form which will constitute a short form of lease setting forth a description of the premises, the term of this Lease, and any other portions thereof, excepting the rental provisions but including the limitations on Landlord’s right to mortgage or sell the Premises, as either party may request.

26.           Lease Binding on Heirs, Etc..  All of the covenants, agreements, provisions and conditions of this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and each of their respective heirs, distributees, executors, administrators, successors and except as otherwise provided in this Lease, their assigns, and the grantees of the Landlord.  This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not herein contained shall have any force or effect.  This Lease shall not be modified in any way or terminated other than as set forth in this Agreement except by writing signed by Landlord, Tenant and any Leasehold Mortgagee of Premises.  Whenever herein the singular is used, the same shall include the plural and masculine gender shall include the feminine and neuter genders.

27.           Waivers.  No waiver of any covenant or condition contained in this Lease or of any breach of any such covenant or condition shall constitute a waiver of any subsequent breach of such covenant or condition by either party, or justify or authorize the non-observance on any other occasion of the same or any other covenant or condition hereof by either party.  If any action by either party shall require the consent or approval of the other party, the other party’s consent to or approval of such action on any occasion shall not be deemed a consent to or approval of any other action on the same or any subsequent occasion.  Any and all rights and remedies which either party may have under this Lease or by operation of law, either at law, or in equity, upon any breach, shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other; and no one of them, whether exercised by said party or not, shall be deemed to be an exclusion of any other; and any two or more or all of such rights and remedies may be exercised at the same time, or separately.

28.           Partial Invalidity.  If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

29.           Applicable Law.  This Lease Agreement shall be governed by and interpreted pursuant to the laws of the State of Georgia.

IN WITNESS WHEREOF the parties have caused these presents to be executed by its duly authorized officer, the year and day first above written.

EXHIBIT “A”

LEGAL DESCRIPTION OF PREMISES

The “Premises” are defined as:

All those tracts, lots and parcels of land, with all improvements located thereon, lying, being, and situated in Columbia County, Georgia near the intersections of Evans to Lock Road and Washington Road and of Industrial Park Drive and Washington Road and known as the following Columbia County Tax Identification Numbers (and approximate acreages): 077A066 (1.03 acres), 077A013 (0.76 acres), 077A012B (2.19 acres), 077A012A (1.66 acres), 077A012 (7.09 acres), 077A011 (3.86 acres), and 077A010 (.79 acres) for a total of 17.38 acres along with Landlord’s interest in the approximately .50-.75 acres of unused Columbia County roadway at the end of Evans to Lock Road (the “Abandoned Road”). The parcels are identified on the Site Plan attached to the Agreement for Ground Lease of Real Estate as Exhibit A. SLDC, LLC owns the .79 acre parcel 077A010, and Security Land Development Corporation owns the other parcels. The property contains approximately 17.38 acres plus the Abandoned Road.

This description may be replaced by a written legal description in accordance with Article 9 of the Agreement for Ground Lease of Real Estate. Also included in the Premises is all right, title and interest Landlord may have in all streets, roads or alleyways adjacent to the parcel described above.